Exhibit 10.3


                                                                  Execution Copy


                               FOURTH AMENDMENT TO
            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                             NET 3 ACQUISITION L.P.


               This FOURTH AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF NET 3 ACQUISITION L.P. (this "Amendment") is made and effective as of December 8, 2004, by and among the entities and individuals signatory hereto.

               A. Net 3 Acquisition L.P., a Delaware limited partnership (the "Partnership"), is governed by that certain Amended and Restated Agreement of Limited Partnership, dated effective as of November 28, 2001, as amended by that certain First Amendment dated effective as of November 28, 2001, that certain Second Amendment dated effective as of June 19, 2003, and that certain Third Amendment dated effective as of June 30, 2003 (the "Agreement"). Unless otherwise defined, all capitalized terms used herein shall have such meaning ascribed such terms in the Agreement.

               B. Lexington Corporate Properties Trust, a Maryland real estate investment trust ("LXP") is the sole unitholder of each of (i) Lex GP-1 Trust, a Delaware statutory trust ("Lex GP") and (ii) Lex LP-1 Trust, a Delaware statutory trust ("Lex LP"). Lex GP is the general partner of the Partnership, Lepercq Corporate Income Fund L.P., a Delaware limited partnership, and Lepercq Corporate Income Fund II L.P., a Delaware limited partnership (collectively, the "Operating Partnerships"). Lex LP is the Initial Limited Partner of each of the Operating Partnerships.

               C. Pursuant to that certain Underwriting Agreement, dated as of December 2, 2004, by and among Bear, Stearns & Co. Inc. (the "Underwriter "), on the one hand, and LXP and the Operating Partnerships, on the other, and as of the date hereof, LXP has completed the offer and sale (the "Offering") to the Underwriter of 2,700,000 preferred shares of beneficial interest, classified as 6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share, of LXP ("Preferred Shares"), pursuant to a prospectus supplement dated December 3, 2004 and the accompanying base prospectus dated October 22, 2003.

               D. The Preferred Shares carry a (i) cumulative preferred dividend, (ii) liquidation preference and (iii) conversion right.

               E. Pursuant to Section 4.2 of the Agreement, the Partnership may issue additional partnership interests to LXP and its affiliates in connection with the issuance of shares by LXP provided LXP makes a capital contribution to the Partnership of the proceeds raised in connection with such issuance.

               F. LXP has agreed to contribute a portion of the proceeds of the Offering to the Partnership in exchange for Series C Preferred Operating Partnership Units ("Preferred OP Units") in the Partnership to be issued to an affiliate of LXP, Lex LP.

               G. As required by Section 4.2 of the Agreement, the Preferred OP Units have designations, preferences and other rights such that the economic interests are substantially similar to the designations, preferences and other rights of the Preferred Shares, as further described and set forth in the Certificate of Designation for the Preferred OP Units attached hereto as Annex I (the "Certificate of Designation").

               H. As of the date hereof, and pursuant to the terms of the Agreement, the parties hereto desire to amend the Agreement to reflect the issuance of 369,477 Preferred OP Units to Lex LP by amending and restating Exhibit A to the Agreement and (ii) the admission of Lex LP as a Limited Partner holding Preferred OP Units (a "Preferred Limited Partner").

               NOW, THEREFORE, the undersigned, being desirous of effectuating the foregoing and amending the Agreement accordingly, hereby enter into this Amendment and amend the Agreement as follows:

               1. Certificate of Designation; Preferred Limited Partner. The Agreement is hereby amended to the extent necessary to reflect that the rights, preferences and privileges of the Preferred OP Units and the Preferred Limited Partner, shall be as set forth in the Certificate of Designation which is hereby attached as Annex I to the Agreement and made a part hereof. To the extent there is a conflict between the terms of the Certificate of Designation and the terms of the Agreement, the terms of the Certificate of Designation shall control.

               2. Exhibit A. Exhibit A to the Agreement is deleted in its entirety and replaced with Exhibit A hereto.

               3. Miscellaneous. Except as amended hereby, the Agreement shall remain unchanged and in full force and effect.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment on behalf of the Partnership in accordance with the provisions of
Section 14.1 of the Agreement as of the date first written above.


                                GENERAL PARTNER:

                                LEX GP-1 TRUST


                                 By:     /s/ T. Wilson Eglin
                                         -----------------------------
                                         T. Wilson Eglin
                                         President


                                          EXHIBIT A

                                           PARTNERS

-------------------------------------------------------------------------------------------------------------
                                                          Number Of          Number Of
                                       Number Of       Special Limited     Preferred OP         Capital
Name And Address                      Common Units      Partner Units          Units          Contribution
-------------------------------------------------------------------------------------------------------------
General Partner:
----------------
Lex GP-1 Trust.                            44,858                                               $643,500.90

Initial Limited Partner:
------------------------
Lex LP-1 Trust                          4,396,084                                            $63,706,502.16

Special Limited Partner:
------------------------
The LCP Group, L.P.                                          44,858                             $649,992.42

Series B Preferred Limited
--------------------------
    Partner:
    --------
Lex LP-1 Trust                                                                 486,201       $12,155,025

Series C Preferred Limited
--------------------------
    Partner:
    --------
Lex LP-1 Trust                                                                 369,477       $17,988,911.44

                                     ---------------  ----------------  -----------------  ------------------
                                        4,440,942            44,858            855,678       $95,143,931.92
                                     ===============  ================  =================  ==================

                                     ANNEX I

                           CERTIFICATE OF DESIGNATION

                                       OF

                               SERIES C PREFERRED

                           OPERATING PARTNERSHIP UNITS

                        OR LIMITED PARTNERSHIP INTERESTS

                                       OF

                             NET 3 ACQUISITION L.P.

                   -------------------------------------------

                            Series C Preferred Units
                            ------------------------


        A series of 424,215 operating units of Preferred Limited Partnership Interests of NET 3 ACQUISITION L.P., a Delaware limited partnership (the "Partnership"), shall be created and be designated "Series C Preferred Units" having the rights and preferences set forth herein.

        WHEREAS, Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust ("LXP"), is the sole beneficial owner of Lex GP-1 Trust, a Delaware statutory trust and the sole general partner of the Partnership (the "General Partner");

        WHEREAS, pursuant to that certain Underwriting Agreement, dated as of December 2, 2004, by and among Bear, Stearns & Co. Inc. (the "Underwriter "), on the one hand, and LXP, the Partnership, Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., on the other, and as of the date hereof, LXP has (i) completed the offer and sale (the "Offering") to the Underwriter of 2,700,000 preferred shares of beneficial interest, classified as 6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share, of LXP ("Preferred Shares"), and (ii) granted the Underwriter a 30-day option to purchase an additional 400,000 Preferred Shares, both pursuant to a prospectus supplement dated December 3, 2004 and the accompanying base prospectus dated October 22, 2003;

        WHEREAS, the Preferred Shares carry a cumulative preferred dividend, liquidation preference and conversion right further described in the Articles Supplementary of LXP, dated as of December 8, 2004 (the "Articles Supplementary");

        WHEREAS, pursuant to Section 4.2 of the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 28, 2001, as amended (the "Partnership Agreement"), LXP has contributed a portion of the net proceeds of the Offering to the Partnership in exchange for Series C Preferred Units; and

        WHEREAS, as required by the Partnership Agreement, the Series C Preferred Units have designations, preferences and other rights such that the economic interests are substantially similar to the designations, preferences and other rights of the Preferred Shares;

        FIRST: Pursuant to the authority expressly vested in the General Partner of the Partnership by Section 4.2 of the Partnership Agreement, and in accordance with Section 17-302 of the Delaware Revised Uniform Limited Partnership Act, the General Partner has adopted resolutions designating the Series C Preferred Units and setting forth the terms of the Series C Preferred Units, including preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption and the price.

        SECOND: The terms of the Series C Preferred Units as set by the General Partner, including preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption, are as follows:

        Section 1.     Number of Units and Designation.

        The Series C Preferred Units shall be a series of preferred Partnership Units designated as "Series C Preferred Units", and the number of units constituting such series shall be 424,215.

        Section 2.     Definitions.

        "Articles Supplementary" shall have the meaning set forth in the Recitals hereto.

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

        "Cash Settlement Average Period" shall have the meaning set forth in the Articles Supplementary.

        "Closing Sale Price" shall have the meaning set forth in the Articles Supplementary.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Common Partnership Unit" shall mean a Partnership Unit that receives no preferential treatment.

        "Common Stock" shall mean the common shares of beneficial interest, par value $0.0001 per share, of LXP.

        "Company Conversion Option" shall have the meaning set forth in the Articles Supplementary.

        "Company Conversion Option Date" shall have the meaning set forth in the Articles Supplementary.

        "Conversion Amount" shall equal (x) the fraction with (i) a numerator consisting of the number of Series C Preferred Units outstanding prior to the applicable conversion or repurchase, and (ii) a denominator consisting of the number of Preferred Shares outstanding prior to such conversion or repurchase, multiplied by (y) the number of Preferred Shares to be converted or repurchased.

        "Conversion Date" shall have the meaning set forth in the Articles Supplementary.

        "Conversion Notice" shall have the meaning set forth in the Articles Supplementary.

        "Conversion Price" shall mean, as of any day, a per Partnership Unit amount equal to the quotient of the liquidation preference amount of a share of Series C Preferred Units on that day divided by the Conversion Rate (as adjusted pursuant to the Articles Supplementary) on such day.

        "Conversion Rate" shall have the meaning set forth in the Articles Supplementary.

        "Conversion Right" shall have the meaning set forth in the Articles Supplementary.

        "Conversion Value" shall mean an amount equal to the product of the applicable Conversion Rate (as adjusted pursuant to the Articles Supplementary) multiplied by the arithmetic average of the Closing Sale Prices of the Common Stock during the Cash Settlement Average Period.

        "Converted Series C Preferred Units" shall have the meaning set forth in
Section 5(a)(1).

        "Distribution   Payment   Date"  shall  mean,   with   respect  to  each
Distribution Period, the fifteenth day of February, May, August and November of each year, commencing on February 15, 2005.

        "Distribution Period" shall mean the respective periods commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period, which shall commence on the Original Issue Date and end on and include December 31, 2004).

        "Distribution Record Date" shall mean the date designated by the Board of Trustees of the LXP as the Dividend Record Date (as defined in the Articles Supplementary) with respect to the Preferred Shares.

        "Event" shall have the meaning set forth in Section 9(b) hereof.

        "General Partner" shall have the meaning set forth in the Recitals hereto.

        "LXP" shall have the meaning set forth in the Recitals hereto.

        "Offering" shall have the meaning set forth in the Recitals hereto.

        "Original Issue Date" shall mean December 8, 2004.

        "Partnership" shall have the meaning set forth in the preamble hereto.

        "Partnership Agreement" shall have the meaning set forth in the Recitals hereto.

        "Partnership Unit" shall have the meaning set forth in Article FIRST of the Partnership Agreement.

        "Preferred Shares" shall have the meaning set forth in Recitals hereof.

        "Public Acquirer Common Stock" shall have the meaning set forth in the Articles Supplementary.

        "Repurchase Date" shall have the meaning set forth in Section 6(a) hereof.

        "Repurchase Price" shall have the meaning set forth in Section 6(a) hereof.

        "Repurchase Right" shall have the meaning set forth in Section 6(a) hereof.

        "Repurchased Series C Preferred Units" shall have the meaning set forth in Section 6(a) hereof.

        "Series C Preferred Units" shall have the meaning set forth in preamble hereof.

        "Series B Preferred Units" shall mean the Series B Preferred Units of the Partnership.

        "Trading Day" shall have the meaning set forth in the Articles Supplementary.

        "Underwriter"  shall have the meaning set forth in the Recitals  hereto.

        Section 3.     Distributions.

                (a) Subject to the preferential rights of the holders of any class or series of Partnership Units ranking senior to the Series C Preferred Units as to distributions, the holders of the Series C Preferred Units shall be entitled to receive, when, as and if declared by the General Partner, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 6.50% per annum of the $50.00 liquidation preference per Series C Preferred Unit (equivalent to the annual rate of $3.25 per Series C Preferred Unit). Such distributions shall accrue and be cumulative from and including the Original Issue Date and shall be payable quarterly in arrears on each Distribution Payment Date, commencing February 15, 2005 in respect of the quarterly distribution periods ending on December 31, March 31, June 30, and September 30, respectively; provided, however, that if any Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. The distribution payable on the Series C Preferred Units on February 15, 2005 shall be a pro rata distribution from the Original Issue Date to December 31, 2004 in the amount of $0.2167 per Series C Preferred Unit. The amount of any distribution payable on the Series C Preferred Units for each full Distribution Period shall be computed by dividing the annual distribution by four (4). The amount of any distribution payable on the Series C Preferred Units for any partial Distribution Period other than the initial Distribution Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the Partnership's records at the close of business on the applicable Distribution Record Date.

                (b) No distributions on the Series C Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, or payment or setting apart for payment shall be restricted or prohibited by law.

                (c) Notwithstanding anything contained herein to the contrary, distributions on the Series C Preferred Units shall accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions, and whether or not such distributions are declared.

                (d) Except as provided in Section 3(e) below, unless full cumulative distributions on the Series C Preferred Units for all past distribution periods and the then current distribution period shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for such payment, (i) no distributions, other than distributions in Partnership Units ranking junior to the Series C Preferred Units as to distributions and upon liquidation, shall be declared or paid or set apart for payment and no other distributions or distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any other class or series of Partnership Units ranking, as to distributions, on a parity with or junior to the Series C Preferred Units (other than pro rata distributions on Series B Preferred Units or other preferred Partnership Units ranking on parity as to distributions with the Series C Preferred Units) for any period, nor (ii) shall any other class or series of Partnership Units ranking, as to distributions or upon liquidation, on a parity with or junior to the Series C Preferred Units, including without limitation the Series B Preferred Units, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Partnership Units) by the Partnership (except by conversion into or exchange for other classes or series of Partnership Units ranking junior to the Series C Preferred Units as to distributions and upon liquidation).

                (e) When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Units and the Partnership Units ranking, as to distributions, on a parity with the Series C Preferred Units, including, without limitation the Series B Preferred Units, all distributions declared upon the Series C Preferred Units and each such other class or series of Partnership Units ranking, as to distributions, on a parity with the Series C Preferred Units including, without limitation the Series B Preferred Units, shall be declared pro rata so that the amount of distributions declared per Series C Preferred Unit and such other class or series of Partnership Units shall in all cases bear to each other the same ratio that accrued distributions per Series C Preferred Unit and such other class or series of Partnership Units (which shall not include any accrual in respect of unpaid distributions on such other class or series of Partnership Units for prior distribution periods if such other class or series of Partnership Units does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series C Preferred Units which may be in arrears.

                (f) Holders of Series C Preferred Units shall not be entitled to any distribution, whether payable in cash, property or Partnership Units, in excess of full cumulative distributions on the Series C Preferred Units as provided herein. Any distribution payment made on the Series C Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such units which remains payable. Accrued but unpaid distributions on the Series C Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable.

        Section 4.     Liquidation Preference.

        Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Partnership, before any distribution or payment shall be made to holders of any other class or series of Partnership Units of the Partnership ranking, as to liquidation rights, junior to the Series C Preferred Units, the holders of Series C Preferred Units shall be entitled to be paid out of the assets of the Partnership legally available for distribution to its partners a liquidation preference of $50.00 per unit, plus an amount equal to any accrued and unpaid distributions to the date of payment (whether or not declared). In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding Series C Preferred Units and the corresponding amounts payable on all other classes or series of Partnership Units of the Partnership ranking, as to liquidation rights, on a parity with the Series C Preferred Units, including, without limitation, the Series B Preferred Units, in the distribution of assets, then the holders of the Series C Preferred Units and each such other class or series of Partnership Units ranking, as to liquidation rights, on a parity with the Series C Preferred Units, including, without limitation, shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than thirty (30) nor more than sixty (60) days prior to the payment date stated therein, to each record holder of Series C Preferred Units at the respective addresses of such holders as the same shall appear on Schedule I hereto. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Units will have no right or claim to any of the remaining assets of the Partnership. The consolidation or merger of the Partnership with or into any other partnership, corporation or entity, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Partnership.

        Section 5.     Conversion.

                (a) General.

                    (1) Subject to the provisions of Section 5(b) below, on the date any Preferred Shares are converted, an amount of Series C Preferred Units equal to the Conversion Amount (the "Converted Series C Preferred Units") shall automatically convert into a number of Common Partnership Units equal to the number of shares of Common Stock issued by LXP (or shares of Public Acquirer Common Stock, if applicable) with respect to the Preferred Shares related to the Converted Series C Preferred Units.

                    (2) In connection with the conversion of any Series C Preferred Units, no fractional Common Partnership Units will be issued, but the Partnership shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price on the Trading Day immediately prior to the corresponding Conversion Date or the Company Conversion Option Date, as applicable. If more than one Series C Preferred Unit will be surrendered for conversion by the same holder at the same time, the number of full Common Partnership Units will be computed on the basis of the total number of Series C Preferred Units so surrendered.

                    (3) A holder of Series C Preferred Units is not entitled to any rights of a holder of Common Partnership Units until the Series C Preferred Units held are converted into Common Partnership Units, and only to the extent the Series C Preferred Units are deemed to have been converted to Common Partnership Units in accordance with this Section 5.

                    (4) Each conversion of Series C Preferred Units shall be deemed to have been made on the corresponding Conversion Date or Company Conversion Option Date, as applicable, so that the rights of the holder thereof as to the Series C Preferred Units being converted as a result, will cease except for the right to receive the Conversion Value per each converted Series C Preferred Unit, and, if applicable, the person entitled to receive Common Partnership Units will be treated for all purposes as having become the record holder of those Common Partnership Units at that time.

                (b) Settlement Upon Conversion. The Partnership shall deliver the Conversion Value per each converted Series C Preferred Unit, in (i) Common Partnership Units, cash or a combination of cash and Common Partnership Units, in accordance with LXP's election with respect to the Preferred Shares being converted.

                (c) Payment of Distributions.

                    (1) Conversion Right.

                    (i) If a Series C Preferred Unit is converted as a result of a Conversion Right, upon conversion, that Series C Preferred Unit shall cease to cumulate distributions as of the end of the day immediately preceding the Conversion Date and the holder will not receive any cash payment representing accrued and unpaid distributions of the Series C Preferred Unit, except in those limited circumstances discussed in this Section 5(c). Except as provided herein, the Partnership shall make no payment for accrued and unpaid distributions, whether or not in arrears, on a Series C Preferred Unit converted pursuant to a Conversion Right, or for distributions on Common Partnership Units issued upon such conversion.

                    (ii) If the related Conversion Notice is received by LXP before the close of business on a Distribution Record Date, the holder shall not be entitled to receive any portion of the distribution payable on such converted Series C Preferred Units on the corresponding Distribution Payment Date.

                    (iii) If the related Conversion Notice is received by LXP after the Distribution Record Date but prior to the corresponding Distribution Payment Date, the holder on the Distribution Record Date shall receive on that Distribution Payment Date accrued distributions on those Series C Preferred Units, notwithstanding the conversion of those Series C Preferred Units prior to that Distribution Payment Date, because the holder shall have been the holder of record on the corresponding Distribution Record Date. However, upon conversion, the holder shall pay an amount equal to the distribution that has accrued and that will be paid on the related Distribution Payment Date.

                    (iv) A holder of Series C Preferred Units on a Distribution Record Date whose Series C Preferred Units are converted into Common Partnership Units on or after the corresponding Distribution Payment Date shall be entitled to receive the distribution payable on such Series C Preferred Units on such Distribution Payment Date, and such holder need not include payment of the amount of such distribution upon conversion.

                    (v) If the related Conversion Notice is received by LXP on or before the close of business on a Distribution Record Date or following such Distribution Record Date but before the Distribution Payment Date therefore, and the settlement date for any Common Partnership Units to be issued upon such conversion is after the close of business on the record date for the payment of distributions for the corresponding period on such Common Partnership Units, such holder shall be entitled to receive such Common Partnership Unit distributions upon the next payment date of distributions on the Common Partnership Units as if it were the holder of such Common Partnership Units on such record date.

                (2) Company Conversion Option.

                    (i) In the event a conversion occurs as a result of a Company Conversion Option, whether the Company Conversion Option Date is prior to, on or after the Distribution Record Date for the current period, all unpaid distributions which are in arrears as of the Company Conversion Option Date shall be payable to the holder of the converted Series C Preferred Units.

                    (ii) In the event the Company Conversion Option occurs and the Company Conversion Option Date is a date that is prior to the close of business on any Distribution Record Date, the holder shall not be entitled to receive any portion of the distribution payable for such period on such converted Series C Preferred Units on the corresponding Distribution Payment Date.

                    (iii) In the event the Company Conversion Option occurs and the Company Conversion Option Date is a date that is on, or after the close of business on, any Distribution Record Date and prior to the close of business on the corresponding Distribution

Payment Date, all distributions, including accrued and unpaid distributions, whether or not in arrears, with respect to the Series C Preferred Units called for conversion on such date, shall be payable on such Distribution Payment Date to the record holder of such Series C Preferred Units on such record date.

                (d) Maturity; Sinking Fund. The Series C Preferred Units shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption.

                (e) Effect of Conversion. All Series C Preferred Units converted pursuant to this Section 5, repurchased pursuant to Section 6, or otherwise converted or repurchased shall be authorized but unissued Series C Preferred Units until reclassified into another class or series of Common Partnership Units.


        Section 6.     Purchase of Series C Preferred Units Upon a Fundamental
                       Change.
                       -------------------------------------------------------

                (a) In the event a holder of Preferred Shares requires LXP to repurchase (the "Repurchase Right") for cash all or any part of such holder's Preferred Shares, the Partnership shall repurchase, on the date LXP repurchases such Preferred Shares (the "Repurchase Date"), an amount of Series C Preferred Units equal to the Conversion Amount (the "Repurchased Series C Preferred Units") at a per Series C Preferred Unit repurchase price equal to the per Preferred Share repurchase price paid by LXP with respect to the Preferred Shares related to the Repurchased Series C Preferred Units (the "Repurchase Price").

                (b) If the Partnership holds cash sufficient to pay the Repurchase Price of the Series C Preferred Units on the Trading Day following the Repurchase Date, then:

                    (1) the Series C Preferred Units will cease to be outstanding and distributions (including additional distributions, if any) will cease to accrue; and

                    (2) all other rights of the holder will terminate (other than the right to receive the Repurchase Price upon transfer of the Series C Preferred Units).

        Section 7.     Voting Rights.

                (a) Holders of the Series C Preferred Units shall not have any voting rights, except as provided by applicable law.

                (b) In any matter in which the Series C Preferred Units may vote (as expressly provided herein or as may be required by law), each Series C Preferred Unit shall be entitled to one vote per $25.00 of liquidation preference.

        Section 8.     Redemption.

        Except as otherwise set forth herein, the Series C Preferred Units shall not be redeemable by the Partnership.

        Section 9.     Ranking.

                (a) In respect of rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Partnership, the Series C Preferred Units shall rank
(i) senior to any class or series of Partnership Units of the Partnership other than any class or series referred to in clauses (ii) and (iii) of this sentence,
(ii) on a parity with any class or series of Partnership Units of the Partnership the terms of which specifically provide that such class or series of Partnership Units ranks on a parity with the Series C Preferred Units as to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the Partnership, including, without limitation the Series B Preferred Units, and (iii) junior to any class or series of Partnership Units of the Partnership ranking senior to the Series C Preferred Units as to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution or winding up of the Partnership. For avoidance of doubt, any debt of the Partnership which is convertible into or exchangeable for Partnership Units of the Partnership shall not constitute a class or series of Partnership Units of the Partnership.

                (b) Unless (x) no Series C Preferred Units remain outstanding or
(y) the requisite holders of the Preferred Shares have approved similar actions with respect to the Preferred Shares in accordance with the Articles Supplementary (in which event the Partnership may take similar action with respect to the Series C Preferred Units), the Partnership shall not: (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Units ranking senior to the Series C Preferred Units with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Partnership or reclassify any authorized shares of Partnership Units into such Partnership Units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Partnership Units; or (ii) amend, alter or repeal the provisions of the Partnership Agreement or this Certificate of Designation, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an "Event"), so as to materially and adversely affect any right, preference, or privilege of the Series C Preferred Units or the holders thereof; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series C Preferred Units remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Partnership may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges of holders of Series C Preferred Units. The provisions of this
Section 9(b) shall not, however, prohibit the Partnership from taking the following actions: (A) any increase, decrease or issuance from time to time of any class or series of Partnership Units (including the Series C Preferred Units), or (B) the creation or issuance from time to time of any additional classes or series of Partnership Units, in each case referred to in clause (A) or (B) above ranking on a parity with or junior to the Series C Preferred Units with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Partnership.

                (c) Notwithstanding anything to the contrary in this Section 9, nothing herein shall prevent the Partnership from taking such action as may be necessary or advisable in its sole discretion so as to avoid being treated as an association taxable as a corporation for federal tax purposes or so as to avoid adversely affecting (for as long as LXP deems necessary) LXP's ability to qualify as a REIT for federal tax purposes.

        Section 10.    Exclusion of Other Rights.

        The Series C Preferred Units shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption other than expressly set forth in the Partnership Agreement and this Certificate of Designation.

        Section 11.    Headings of Subdivisions.

        The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

        Section 12.    Severability of Provisions.


        If any preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of conversion of the Series C Preferred Units set forth in the Partnership Agreement and this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of conversion of Series C Preferred Units set forth in the Partnership Agreement which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to distributions or other qualifications or terms or conditions of conversion of the Series C Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

        Section 13.    No Preemptive Rights.

        No holder of Series C Preferred Units shall be entitled to any preemptive rights to subscribe for or acquire any Partnership Units of the Partnership (whether now or hereafter authorized) or instruments of the Partnership convertible into or carrying a right to subscribe to or acquire Partnership Units of the Partnership.



        NET 3 ACQUISITION L.P.

                                  By: Lex GP-1 Trust, its General Partner



                                      By:/s/ T. Wilson Eglin
                                         -------------------------------
                                         T. Wilson Eglin
                                         President